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                                                                    EXHIBIT 99.3

                         BUSINESS SYSTEMS DESIGN, INC.

                             1996 STOCK OPTION PLAN
                             ----------------------


                                   Section 1.
                                    PURPOSE

        The Plan is intended to provide an opportunity for directors, officers, key employees, and consultants of the Company to acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Shares. The Plan provides for the grant of Non-Qualified Stock Options and Incentive Stock Options to aid the Company in retaining and obtaining key personnel of outstanding ability.

                                   Section 2.
                                  DEFINITIONS

        Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

   2.1  Board means the Board of Directors of the Company.
        -----

   2.2  Code means the Internal Revenue Code of 1986, as amended.
        ----

   2.3  Common Stock means the $.01 par value per share of common stock of the
        ------------
Company, as defined in the Certificate of Incorporation, as amended, of the Company.

   2.4  Company means Business Systems Design, Inc., a Georgia corporation, and
        -------
any successor to such organization.

   2.5  Disability means (a) the inability of Employee to perform the duties of
        ----------
Employee's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or
(b) Employee shall be entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

   2.6  Employee means an employee of the Company, a Subsidiary or a Parent.
        --------

   2.7  Exchange Act means the Securities Exchange Act of 1934, as amended.
        ------------

   2.8  Fair Market Value means the price at which the Board acting in good
        -----------------
faith determines through any reasonable valuation method that a Share might change hands between a
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willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

   2.9  ISO means an option granted under this Plan to purchase Shares which is
        ---
intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

   2.10 Key Person means (i) a member of the Board who is not an Employee, (ii)
        ----------
a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

   2.11 Non-ISO means an option granted under this Plan to purchase Shares which
        -------
is not intended by the Company to satisfy the requirements of Code Section 422.

   2.12 Option means an ISO or a Non-ISO.
        ------

   2.13 Option Price means the price which shall be paid to purchase one (1)
        ------------
Share upon the exercise of an Option granted under this Plan.

   2.14 Optionee means grantee of an Option.
        --------

   2.15 Parent means any corporation which is a parent of the Company (within
        ------
the meaning of Code Section 424).

   2.16 Plan means the 1996 Stock Option Plan, as amended from time to time.
        ----

   2.17 Share means a share of the Common Stock of the Company.
        -----

   2.18 Shareholders Agreement means the agreement among shareholders entered
        ----------------------
into between the company's shareholders and the company, as amended from time to time, or any subsequent agreement which may supersede or replace such agreement among shareholders, or any other agreement to which the Company and one or more of its shareholders may become a party within the meaning of O.C.G.A. (S) 14-2-120 at the time of delivery of shares to an employee pursuant to the exercise of an Option granted under this Plan.

   2.19 Stock Option Grant Certificate means the written agreement or instrument
        ------------------------------
which sets forth the terms of an Option granted to an Employee or Key Person under this Plan.

   2.20 Subsidiary means any corporation which is a subsidiary of the Company
        ----------
(within the meaning of Code Section 424(f)).

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   2.21 Surrendered Shares means the Shares described in Section 11.2 which (in
        ------------------
lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 11.

   2.22 Ten Percent Shareholder means a person who owns (after taking into
        -----------------------
account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

   2.23 Termination of Employment means the termination of the employer-employee
        -------------------------
relationship between an Employee and the Company (and its Parents and Subsidiaries), regardless of the fact that severance or similar payments are made to the Employee, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Board shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence or conversion from full-time to part-time employment constitutes a Termination of Employment, or whether a Termination of Employment is for cause.

                                   Section 3.
                           SHARES SUBJECT TO OPTIONS

        Twenty Thousand (20,000) Shares of Common Stock shall be reserved for use under this Plan. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under Section 11 shall not again become available for use under this Plan.

                                   Section 4.
                                 EFFECTIVE DATE

        The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve
(12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   Section 5.
                                 ADMINISTRATION

        This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to Section 16, to take such other action in the administration and operation of the Plan as it deems equitable under the

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circumstances.  The Board's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions.

        The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than two (2) members. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated it authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part.

                                   Section 6.
                                  ELIGIBILITY

        Options may be granted only to Employees or Key Persons of the Company or a Parent or Subsidiary the Company; provided, however, that an ISO may only be granted to an employee of any such entity. In the case of ISO's, the aggregate Fair Market Value (determined as of the date an ISO is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000.

                                   Section 7.
                                GRANT OF OPTIONS

        The Board, in its absolute discretion, shall grant Options under this Plan from time to time to purchase Shares and shall have the right to grant new Options in exchange for outstanding Options. The Board may either grant Options under this Plan or recommend to the Board that Options be granted under the Plan. Options shall be granted to Employees or Key Persons selected by the Board, and neither the Board nor the Committee (if appointed) shall be under any obligation whatsoever to grant Options to all Employees or Key Persons, or to grant all Options subject to the same terms and conditions (except as may be expressly required by this Plan).

        Every Option granted under the Plan shall conform to the following provisions, and may contain such other terms and conditions not inconsistent with the Plan as the Board determines are advisable and in the interest of the
Company:

   (a) Each grant of an Option shall be evidenced by an Stock Option Grant Certificate, executed by the Company and the Optionee and each such
   Certificate:

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        1.  shall specify whether the Option is an ISO or Non-ISO;

        2. may provide that any unexpired Option may be exercised upon a Change in Control (as defined in Section 17), as to the full number of Shares covered by the Option (without regard to the date of grant of the Option) which has not been previously forfeited and which would have become vested within twelve (12) months after the date of occurrence of a Change of Control shall be fully vested upon a Change in Control;

        3. may provide for a cashless exercise through a brokerage transaction following registration of the Company's equity securities under
            Section 12 of the Exchange Act.  Except as provided in Subsection
            (c) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an option until full payment has been made by the Optionee;

        4. shall state the time or times, or upon the occurrence of such event or events, and in such amounts, that the Options shall become exercisable; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part; and

        5. shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

   (b) Except as provided in subsection (c) below, an Option shall not be transferable or assignable except by will or by the laws of descent and distribution, if authorized by the Board with respect to Non-ISO's, and shall be exercisable, during the Optionee's lifetime, only by the Optionee's, or in the event of the death or Disability of the Optionee, by the legal representative of the Optionee.

   (c) With respect solely to an ISO, in the event of Termination of Employment of a Optionee, the Option or portion thereof held by the Optionee which is unexercised shall expire, terminate, and become unexerciseable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of an Optionee whose Termination of Employment is due to death or Disability, one year shall be substituted for such three (3) month period. For purposes of this subsection
   (c), Termination of Employment of the Optionee shall be deemed not to have occurred if the Optionee is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the ISO of the Optionee in a transaction to which Code Section 424(a) is applicable. With respect to Non-ISO's, in the event of Termination of Employment of the Optionee, the Options granted to such Optionee shall immediately terminate, provided, however, that in the case of an Optionee whose Termination of

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   Employment is due to death or Disability, such Options shall be exercisable
   (if vested on the date of death or Disability) for ninety (90) days after the date of death or Disability.

        In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise, may be granted one or more additional Options.

        If the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

                                   Section 8.
                                  OPTION PRICE

        If an Option is an ISO, the Option Price for each Share subject to such Option shall be no less than the Fair Market Value of a Share on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Option Price for each Share subject to such Option shall be no less than 110% of the Fair Market Value of a Share on the date such Option is granted. If an Option is a Non-ISO, the Option Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater. The Option Price shall be payable in full upon the exercise of any Option, and a Stock Option Grant Certificate, Exercise Agreement or related document, at the discretion of the Board, can provide for the payment of the Option Price either in cash, or in Shares acceptable to the Board, or in any combination of cash and Shares acceptable to the Board. Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed certificate for such Shares is delivered to the Board for ISO's and for Non-ISO's shall be treated as the then current book value of the Shares.

        Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Option Grant Certificate by delivery to the Company of a promissory note, such promissory note to be executed by the Optionee and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which
(i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve and (ii) the Optionee shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

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                                   Section 9.
                                EXERCISE PERIOD

        Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Option Grant Certificate, but no Stock Option Grant Certificate shall:

   1.   make an Option exercisable before the date such Option is granted; or

   2.   make an Option exercisable after the earlier of the:

        (a) the date such Option is exercised in full, or

        (b) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

        A Stock Option Grant Certificate may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

                                  Section 10.
                   NONTRANSFERABILITY AND OTHER RESTRICTIONS

        No Option granted under this Plan shall be transferable by an Employee or Key Person other than by will or by the laws of descent and distribution as provided in Section 7(c) above, and Options shall be exercisable during an Employee's or Key Person's lifetime only by the Employee or Key Person, as the case may be. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or Key Person.

        Shares which may be obtained by the exercise of an Option granted under the Plan shall be made subject to, and the issuance of such Shares shall be conditioned upon, the terms and conditions of a Shareholders Agreement (as such term is defined in O.C.G.A. (S) 14-2-120) in effect at the time of the delivery of such Shares, or any other agreement entered into by the Company and one (1) or more of its Shareholders governing the transfer, disposition or ownership or such Shares. With respect to ISO's, any such restrictions shall be contained in the Stock Option Grant Certificate granted to the Employee or Key Person.

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                                  Section 11.
                              SURRENDER OF OPTIONS

   11.1 General Rule.  The Board, acting in its absolute discretion may
        ------------
incorporate a provision in a Stock Option Grant Certificate to allow an Employee or Key Person to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

        1. the Fair Market Value of the Shares subject to such Option exceeds the Option Price for such Shares, and

        2.  the Option to purchase such Shares is otherwise exercisable.

   11.2 Procedure.  The surrender of an Option in whole or in part shall be
        ---------
effected by the delivery of the Stock Option Grant Certificate to the Board, together with a statement signed by the Employee or Key Person which specifies the number of Shares ("Surrendered Shares") as to which the Employee or Key Person surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

   11.3 Payment.  An Employee or Key Person in exchange for his or her
        -------
Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares (or then current book value, if Non-ISO's) on such date over the Option Price for the Surrendered Shares. The Board, acting in its absolute discretion, can approve or disapprove an Employee's or Key Person's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Board's discretion) in cash in lieu of any fractional Shares.

   11.4 Restrictions.  Any Stock Option Grant Certificate which incorporates a
        ------------
provision to allow an Employee or Key Person to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to
Section 16(b) of the Exchange Act.

                                  Section 12.
                            SECURITIES REGISTRATION

        Each Stock Option Grant Certificate may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Employee or Key Person shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant Certificate may also provide that, if so requested by the Company, the Employee or Key Person shall make a

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written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                  Section 13.
                                  LIFE OF PLAN

        No Option shall be granted under this Plan on or after the earlier of:

   1. the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable, or

   2. the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                  Section 14.
                                   ADJUSTMENT

        The number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Options granted under this Plan, and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Options granted under this Plan, and the Option Price of such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section 14 creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

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                                  Section 15.
                         SALE OR MERGER OF THE COMPANY

        If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option at the direction and discretion of the Board, or as is otherwise provided in the Stock Option Grant Certificates, may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Employee or Key Person otherwise would receive if he or she had the right to surrender his or her outstanding Option in full under Section 11 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                  Section 16.
                            AMENDMENT OR TERMINATION

        This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company
(1) to increase the number of Shares reserved under Section 3 except as set forth in Section 14, (2) to extend the maximum life of the Plan under Section 13 or the maximum exercise period under Section 9, (3) to decrease the minimum Option Price under Section 8, or (4) to change the designation of Employees or Key Persons eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless
(1) the Employee or Key Person consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 14 or Section 15 of this Plan.

                                  Section 17.
                               CHANGE OF CONTROL

   In the event of a Change of Control, provision may be made to (i) cause each outstanding Option to become exercisable prior to a Change of Control, and (ii) to terminate upon the consummation of any Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if one of the following events takes place:

     1. Any person other than an Existing Person (as defined below) becomes a holder of record, as reflected on the stock transfer ledger of the Company, of securities of the Company representing a right of the person, acting individually and not in concert with any other party (and not acting through a contract, arrangement,

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          understanding, relationship, proxy, voting trust, voting agreement, or other device), to vote more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

     2. A person other than an Existing Person obtains the right to elect a majority of the members of the Board of Directors of the Company;

     3. The Company or any of its subsidiaries shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of subsidiaries, but other than the grant of licenses to intangible assets in the ordinary course of business) having a fair market value of fifty percent (50%) or more of all the assets of the Company and its subsidiaries to any third party, other than to an Existing Person, a Parent or a Subsidiary;

     4. Any person becomes a beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing a right to vote more than fifty percent (50%) of the Company's then outstanding securities, other than an Existing Person;

     5. Any transaction or series of related transactions occurring within a period of ninety (90) days, pursuant to, following or as a result of, which the beneficial ownership of fifty percent (50%) or more of the common stock of the Company (or other securities having generally the right to vote for election of the Board of Directors) shall be sold, assigned or otherwise transferred, directly or indirectly, to any person or persons other than an Existing Person, whether by sale or issuance of common stock or other securities or otherwise; or

     6. The issuance of new securities pursuant to a public offering of the common stock of the Company under the Securities Act of 1933, as amended, and the issuance of new securities in connection with the exercise of warrants and options granted and outstanding as of the effective date of the Plan or which are granted pursuant to a public offering.

A Change of Control shall not be deemed to occur as a result of any conveyance, transfer or grant to a bank or other financial institution of a collateral assignment of, securities title to or security interest in any goods, accounts, inventory, general intangibles or other assets of the Company or any of its subsidiaries to secure the obligations of the Company or any of its subsidiaries to such bank or other financial institution, or the exercise of any rights or remedies by such bank or other financial institution relation thereto. An "Existing Person" means a shareholder or holder of any option or warrant of the Company as of the effective date of the Plan or any lineal descendant or antecedent, farther, mother, spouse, brother, or sister of such shareholder or option holder or a trustee for the benefit of any of the foregoing, who is the holder of at least ten percent (10%) or more of the Company's Common Stock or who, upon exercise of Options for Common Stock would be the holder of at least 10% of the Common Stock of the Company.

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                                  Section 18.
                        Subchapter S Corporation Status

   18.1.  Purpose.   It is intended that the Company remain an S Corporation,
         --------
within the meaning of Section 1361 of the Internal Revenue Code of 1986 (the "Code"). It is acknowledged that the Shareholders desire that the S Corporation status not be terminated except by the written consent of a majority-in-interest of all Shareholders of the Company as provided in Section 1362 of the Code and that this Plan promote the operation of the Company as an S Corporation. Until the Shareholders holding a majority-in-interest of all stock of the Company elect to terminate the S Corporation status of the Company, all terms and conditions of the Plan, any Option and any Exercise Agreement shall be subject to the terms and conditions of this Section 18.

                                  Section 19.
                                 MISCELLANEOUS

   19.1 Shareholder Rights.  No Employee or Key Person shall have any rights as
        ------------------
a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Employee or Key Person.

   19.2 No Contract of Employment.  The grant of an Option to an Employee or Key
        -------------------------
Person under this Plan shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Stock Option Grant Certificate which evidences his or her Option.

   19.3 Withholding.  The exercise or surrender of any Option granted under this
        -----------
Plan shall constitute an Employee's or Key Person's full and complete consent to whatever action the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Board in its discretion deems applicable to such exercise or surrender.

   19.4 Transfer.  The transfer of an Employee between or among the Company, a
        --------
Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

   19.5 Cash Awards.  The Board may, at any time and in its discretion, grant to
        -----------
any Optionee the right to receive, at such times and in such amounts as determined by the Board in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

   19.6 Compliance with Code.  All ISO's to be granted hereunder are intended to
        ---------------------
comply with Code Section 422, and all provisions of the Plan and all ISO's granted hereunder shall be construed in such manner as to effectuate that intent.

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

   19.7 Construction.  This Plan shall be construed under the laws of the State
        ------------
of Georgia.


        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of the ____________ day of December, 1995, to evidence its adoption of this Plan.


BUSINESS SYSTEMS DESIGN, INC.


By: __________________________________

Name (Print):___________________________

Title: _________________________________

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